UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Contract
2006 Variable Compensation Plan
On January 26, 2006, Advanced Energy Industries, Inc. adopted the 2006 Leadership Performance Incentive Plan (the “Bonus Plan”), which provides the company’s executive officers and other key leaders with the opportunity to earn cash bonuses based on achievement of corporate and individual performance criteria. Advanced Energy also adopted a separate employee incentive plan (the “Non-Executive Plan”). Participants in the Bonus Plan do not participate in the Non-Executive Plan.
Pursuant to the Bonus Plan and Non-Executive Plan, in the event that specified corporate performance thresholds with respect to 2006 revenue and operating income are met, the company will fund a bonus pool equal to 10% of the company’s 2006 operating income, to be shared among participants in both plans. Individual bonuses under the Bonus Plan will be awarded to participants based upon such participant’s pre-established target bonus, performance, accomplishment of individual performance objectives determined by management and consideration of the total size of the bonus pool; provided, however, that no participant in the Bonus Plan shall receive a bonus greater than 150% of such participant’s target bonus.
The target bonuses for the participants in the Bonus Plan, expressed as a percentage of base salary, are as follows:
•	Chief Executive Officer – 70% of base salary

•	Chief Operating Officer and Executive Vice Presidents – 50% of base salary

•	Senior Vice Presidents and other Key Leaders – up to 30% of base salary
The individual performance objectives applicable to the participants in the Bonus Plan relate to profitability, growth, quality and other key metrics set forth in the company’s 2006 annual operating plan, which was approved by the Board of Directors on December 19, 2005.
The participants in the Bonus Plan also are eligible to earn bonuses based upon performance objectives related to (a) increasing revenue or achieving design wins with respect to a specified customer in the company’s core markets, and (b) penetrating emerging and new markets using the company’s core technology. In the event these performance objectives are achieved, the company will fund a bonus pool of up to $1 million to be allocated among the participants in the Bonus Plan based upon their target bonuses, expressed as a percentage of their base salary.
Director Compensation Structure
On January 26, 2006, Advanced Energy Industries, Inc. revised its non-employee director compensation structure. Compensation for each non-employee director is now as follows:

•	$20,000 annual retainer paid quarterly in July, October, February and April;

•	An additional $50,000 annual retainer for the Chair of the Board, paid quarterly in July, October, February and April;

•	An additional $30,000 annual retainer for the Lead Director paid quarterly in July, October, February and April;

•	$3,000 per day for each full board meeting, whether such meeting is held in person or telephonically

•	$4,000 per Audit and Finance Committee meeting for the Chair and $1,750 per meeting for each other committee member, whether such meeting is held in person or telephonically

•	$2,000 per Compensation Committee meeting or Corporate Governance & Nominations Committee meeting for such Committee’s Chair and $750 for each other Committee member, whether such meeting is held in person or telephonically

•	5,000 restricted stock units on initial election or appointment to the Board

•	2,000 restricted stock units annually on the date of re-election at the annual meeting
A copy of this compensation structure is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
The following documents are filed as exhibits to this Form 8-K:

Number	Exhibit
10.1	Non-Employee Director Compensation Structure
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: January 31, 2006	/s/ Hans Georg Betz
Hans Georg Betz
President and Chief Executive Officer

Exhibit Index

Number	Exhibit
10.1	Non-Employee Director Compensation Structure